As filed with the Securities and Exchange Commission on April 8, 2025
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COPT Defense Properties	COPT Defense Properties, L.P.
(Exact name of registrant as specified in charter)	(Exact name of registrant as specified in charter)
Maryland (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
23-2947217	23-2930022
(IRS Employer Identification Number)	(I.R.S. Employer Identification Number)
6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
(443) 285-5400
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Stephen E. Budorick
President and Chief Executive Officer
COPT Defense Properties
6711 Columbia Gateway Drive
Suite 300
Columbia, MD 21046
(443) 285-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 2222 Market Street Philadelphia, PA 19103 (215) 963-5000	David L. Finch, Esq. Vice President, General Counsel and Secretary COPT Defense Properties 6711 Columbia Gateway Drive, Suite 300 Columbia, MD 21046 (443) 285-5400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
COPT Defense Properties:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
COPT Defense Properties, L.P.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
COPT Defense Properties ☐
COPT Defense Properties, L.P. ☐

PROSPECTUS
COPT DEFENSE PROPERTIES
COMMON SHARES OF BENEFICIAL INTEREST
PREFERRED SHARES OF BENEFICIAL INTEREST
DEPOSITARY SHARES
WARRANTS
GUARANTEES

COPT DEFENSE PROPERTIES, L.P.
DEBT SECURITIES
We may offer from time to time COPT Defense Properties common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in preferred shares and warrants to purchase common shares and/or preferred shares, or any combination of these securities, from time to time in one or more series or classes under this prospectus. We may also offer from time to time COPT Defense Properties, L.P. debt securities in one or more series under this prospectus, which debt securities may be fully and unconditionally guaranteed by COPT Defense Properties.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms and conditions of these sales and the securities offered in supplements to this prospectus prepared in connection with each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in the securities. The securities may be offered directly, through agents on our behalf to or through underwriters.
COPT Defense Properties’ common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CDP.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

You should carefully read and consider the risk factors included on pages 4 through 7 in this prospectus and our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2025.

COPT Defense Properties, L.P. (“CDPLP”) is a Delaware limited partnership. COPT Defense Properties (“COPT Defense”), or the Company or guarantor, is a Maryland real estate investment trust and the sole general partner of CDPLP. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, “we,” “us” and “our” refer collectively to COPT Defense, CDPLP and their subsidiaries, references to “Company common shares” or similar references refer to the common shares of beneficial interest, par value $0.01 per share, of COPT Defense and references to “common units” or similar references refer to the common units of CDPLP.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process, which enables us, from time to time, to offer and sell in one or more offerings common shares, preferred shares, depositary shares and warrants to purchase common shares and/or preferred shares or any combination of these securities. This prospectus contains a general description of the securities that we may offer. Each time we sell any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” before you decide whether to invest in the securities.
FORWARD-LOOKING STATEMENTS
This section contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability, property operating and construction costs, and property values;

•
adverse changes in the real estate markets, including, among other things, increased competition with other companies;

•
our ability to borrow on favorable terms;

•
risks of property acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•
risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

•
changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

•
potential impact of prolonged government shutdowns or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or reduced or delayed demand for additional space by existing or new tenants;

•
potential additional costs, such as capital improvements, fees and penalties, associated with environmental laws or regulations;

•
adverse changes resulting from other government actions and initiatives, such as changes in taxation, zoning laws or other regulations;

•
our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•
the dilutive effects of issuing additional common shares; and

•
security breaches relating to cyber attacks, cyber intrusions or other factors, and other significant disruptions of our information technology networks and related systems.

We undertake no obligation to publicly update or supplement forward-looking statements, whether as a result of new information, future events or otherwise. For further information on these and other factors that could affect us and our future results, see “Risk Factors.”

SUMMARY
This prospectus summary calls your attention to selected information in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the “Risk Factors” and other information included in this prospectus and in the documents incorporated by reference herein to which we refer you in the section called “Where You Can Find More Information” in this prospectus.
OUR COMPANY
General.   COPT Defense is a fully-integrated and self-managed real estate investment trust (“REIT”). CDPLP, a Delaware limited partnership, is the entity through which COPT Defense, the sole general partner of CDPLP, conducts almost all of its operations and owns almost all of its assets. We own, operate, and develop properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. In addition to our Defense/IT Portfolio, we also own other operating properties in the Greater Washington, DC/Baltimore region.
CDPLP owns real estate directly and through subsidiary partnerships and limited liability companies. In addition to owning real estate, CDPLP also owns subsidiaries that provide real estate services such as property management, development and construction services primarily for our properties but also for third parties. Some of these services are performed by a taxable REIT subsidiary (“TRS”).
Equity interests in CDPLP are in the form of common units, which are owned primarily by COPT Defense, and preferred units issued to third parties from time to time.
We believe that COPT Defense is organized and has operated in a manner that satisfies the requirements for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to continue to operate COPT Defense in such a manner. If COPT Defense continues to qualify for taxation as a REIT, it generally will not be subject to federal income tax on its taxable income (other than that of its TRS entities) that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its shareholders.
Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400.

RISK FACTORS
You should carefully consider the risks described below and in the periodic reports and other information that we file with the Securities and Exchange Commission, as well as other information and data included in this prospectus, before making a decision to invest in the securities described in this prospectus.
Risks Related to CDPLP notes
The effective subordination of CDPLP notes may limit our ability to satisfy our obligations under the notes.   CDPLP notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including CDPLP notes, until such secured indebtedness is satisfied in full.
Therefore, although CDPLP notes are unsubordinated obligations, they will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of CDPLP’s subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders.
In addition, none of our subsidiaries will guarantee CDPLP notes. Payments on CDPLP notes are only required to be made by CDPLP and by COPT Defense. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to CDPLP or to COPT Defense.
We may not be able to generate sufficient cash flow to meet our debt service obligations.   Our ability to make payments on and to refinance our indebtedness, including CDPLP notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including CDPLP notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.
We may need to refinance all or a portion of our indebtedness, including CDPLP notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•
our financial condition and market conditions at the time; and

•
restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including CDPLP notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

COPT Defense has no significant operations and no material assets, other than its investment in CDPLP.   CDPLP notes may be fully and unconditionally guaranteed by COPT Defense, which has no significant operations and no material assets other than its investment in CDPLP. Furthermore, any COPT Defense guarantee of CDPLP notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity COPT Defense accounts for under the equity method of accounting).
There is currently no public trading market for any CDPLP notes, and no active public trading market for any CDPLP notes may ever develop or, if it develops, may not be maintained or be liquid. The failure of an active public trading market for CDPLP notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.
There is currently no existing trading market for any CDPLP notes. CDPLP does not intend to apply for listing of any CDPLP notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for any CDPLP notes and, even if one develops, may not be maintained. If an active trading market for CDPLP notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any CDPLP notes are traded after their purchase, they may trade at a discount from their purchase price.
The liquidity of the trading market, if any, and future trading prices of CDPLP notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of CDPLP, COPT Defense and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the CDPLP notes, regardless of CDPLP, COPT Defense or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.
The indenture and supplemental indentures governing CDPLP notes and our existing credit facilities contains restrictive covenants that limit our operating flexibility.   Indentures and supplemental indentures governing CDPLP notes contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:
•
consummate a merger, consolidation or sale of all or substantially all of our assets; and

•
incur additional secured and unsecured indebtedness.

In addition, the credit agreements governing our unsecured revolving credit facility and unsecured term loans require that we comply with a number of restrictive financial covenants, including maximum leverage ratio, unencumbered leverage ratio, minimum net worth, minimum fixed charge coverage, minimum unencumbered interest coverage ratio, minimum debt service, maximum secured indebtedness ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. The breach of any of these covenants, including those contained in our credit agreements and the indenture and supplemental indentures governing CDPLP notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.
Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on CDPLP notes.   We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreements governing our unsecured and secured indebtedness limit, and the indenture and supplemental indentures governing CDPLP notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on CDPLP notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of CDPLP notes to return payments received from guarantors.   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as a guarantee provided by COPT Defense of CDPLP notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•
received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and either:

•
was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

•
intended to hinder, delay or defraud creditors.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•
it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void COPT Defense’s guarantee, we cannot assure you that funds would be available to pay CDPLP notes from any of our subsidiaries or from any other source.
An increase in interest rates could result in a decrease in the fair value of CDPLP notes.   In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase CDPLP notes bearing interest at a fixed rate and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
We may choose to redeem CDPLP notes when prevailing interest rates are relatively low.   CDPLP notes may be redeemable at our option and we may choose to redeem some or all of the notes from time to time, particularly when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of Debt Securities and Related Guarantees — Redemption and Repurchase.”
The market price of the notes may fluctuate significantly.   The market price of the notes may fluctuate significantly in response to many factors, including:
•
actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•
changes in our earnings estimates or those of analysts;

•
publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

•
the failure to maintain our current credit ratings or comply with our debt covenants;

•
increases in market interest rates;

•
changes in market valuations of similar companies;

•
adverse market reaction to any securities we may issue or additional debt we incur in the future;

•
additions or departures of key management personnel;

•
actions by institutional investors;

•
speculation in the press or investment community;

•
high levels of volatility in the credit markets;

•
the realization of any of the other risk factors included in or incorporated by reference in this prospectus; and

•
general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of CDPLP notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and other general business purposes, which may include capital expenditures, acquisition or development of additional properties, repayment of indebtedness and repurchases of outstanding shares.
DESCRIPTION OF SHARES
The following summary of the terms and provisions of COPT Defense’s common shares, preferred shares and depositary shares representing interests in preferred shares does not purport to be complete and is subject to and qualified in its entirety by reference to COPT Defense’s declaration of trust and the Articles Supplementary to COPT Defense’s declaration of trust relating to the designation of each series of COPT Defense’s preferred shares, each of which is available from us as described in “Where You Can Find More Information.”
General
Under COPT Defense’s declaration of trust (the “Declaration of Trust”), COPT Defense is authorized to issue up to 150,000,000 common shares and 25,000,000 preferred shares. As of the date of this prospectus, there are no outstanding preferred shares. Our Board of Trustees may increase the authorized number of common shares and preferred shares without shareholder approval.
We are authorized to issue COPT Defense preferred shares in one or more classes or subclasses, with the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, as are permitted by Maryland law and as our Board of Trustees may determine by resolution. There are currently no classes or series of preferred shares authorized and issued.
The economic terms of the CDPLP common units are substantially equivalent to the economic terms of the COPT Defense common shares.

Except in certain limited circumstances, at any time that COPT Defense holds less than 90% of the outstanding partnership units in CDPLP, any amendment to CDPLP’s agreement must be approved by the vote of a majority of the common and preferred units not held by COPT Defense, each voting as a separate class. If COPT Defense were to hold 90% or more of the outstanding partnership units in CDPLP, we would have the right to amend the CDPLP agreement without first seeking such unitholder approval.
Common Shares
All COPT Defense common shares that are currently outstanding have been, or when issued upon redemption of common and preferred units of CDPLP in accordance with the terms of the CDPLP agreement will be, duly authorized, fully paid and nonassessable. Subject to the preferential rights of any shares or series of beneficial interest that COPT Defense may issue in the future, and to the provisions of the Declaration of Trust regarding the restriction on transfer of common shares, holders of common shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in our assets legally available for distribution to our shareholders in the event of the liquidation, dissolution or winding-up of COPT Defense after payment of, or adequate provision for, all of our known debts and liabilities.
Subject to the provisions of the Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding common share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees.
Holders of common shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of common shares, the common shares have equal dividend, distribution, liquidation and other rights.
The Declaration of Trust provides for approval by a majority of the votes cast by holders of common shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees in a “contested” election, which means an election in which there are more nominees for election than the number of trustees to be elected (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present); (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting); (iii) the merger of COPT Defense with another entity or the sale (or other disposition) of all or substantially all of the assets of COPT Defense (which requires the affirmative vote of a majority of all the votes entitled to be cast on the matter); (iv) the amendment of the Declaration of Trust (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (v) the termination of COPT Defense (which requires the affirmative vote of two-thirds of the outstanding shares of beneficial interest entitled to be cast on the matter). The Declaration of Trust permits the Trustees, without any action by the holders of common shares, (a) by a two-thirds vote, to amend the Declaration of Trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law and (b) by a majority vote to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that COPT Defense has authority to issue.
Preferred Shares
The Board of Trustees has the ability to designate series of COPT Defense preferred shares of beneficial interest by adopting an amendment to the Declaration of Trust designating the terms of such additional series of preferred shares (a “Designating Amendment”). The preferred shares, when issued, will be fully paid and non-assessable. Because our Board of Trustees has the power to establish the preferences, powers and rights of any series of preferred shares, our Board may afford the holders of any series of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of preferred shares could have the effect of delaying or preventing a change of control that might involve a premium price for shareholders or otherwise be in their best interest. The rights, preferences, privileges and restrictions of any series of preferred shares will be fixed by the Designating Amendment relating to such series of shares.
Depositary Shares
We may, at our option, elect to offer fractional COPT Defense preferred shares, rather than full preferred shares. In the event such option is exercised, we will issue receipts for COPT Defense depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the preferred shares) of a share of that series of preferred shares. The preferred shares represented by depositary shares will be deposited under a deposit agreement between COPT Defense and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights). The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt. A copy of the deposit agreement will be filed with the Securities and Exchange Commission as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.
Restrictions on Ownership and Transfer
For COPT Defense to qualify as a REIT (as defined in the Code to include certain entities), COPT Defense shares of beneficial interest generally must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (under the Code) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). This test is applied by “looking through” certain shareholders which are not individuals (e.g., corporations or partnerships) to determine indirect ownership of COPT Defense by individuals.
The Declaration of Trust contains certain restrictions on the number of COPT Defense’s shares of beneficial interest that a person may own, subject to certain exceptions. The Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “Aggregate Share Ownership Limit”) of the number or value of COPT Defense’s outstanding shares of beneficial interest. In addition, the Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, in excess of 9.8% of COPT Defense’s total outstanding common shares, in value or in number of shares, whichever is more restrictive (the “Common Share Ownership Limit”). Our Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an “Excepted Holder”). However, our Board of Trustees may not grant such an exemption to any person if such exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in COPT Defense’s failing to qualify as a REIT. In order to be considered by our Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Share Trust (as defined below). Our Board of Trustees may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our Board of Trustees, in its sole discretion, in order to determine or ensure COPT Defense’s status as a REIT.
The Declaration of Trust further prohibits (i) any person from beneficially or constructively owning COPT Defense’s shares of beneficial interest if such ownership would result in COPT Defense being “closely held” under Section 856(h) of the Code or otherwise cause COPT Defense to fail to qualify as a REIT and

(ii) any person from transferring shares of COPT Defense’s beneficial interest if such transfer would result in COPT Defense’s shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of COPT Defense’s shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned COPT Defense’s shares of the beneficial interest that resulted in a transfer of shares to the Share Trust, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on COPT Defense’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in COPT Defense’s best interests to attempt to qualify, or to continue to qualify, as a REIT.
If any transfer of COPT Defense’s shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in COPT Defense in excess or in violation of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of COPT Defense’s shares of beneficial interest, the beneficial or constructive ownership of which otherwise would cause such person to be in excess of the ownership limit (rounded to the nearest whole share), will automatically be transferred to a trust (the “Share Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Share Trust will be issued and outstanding shares. The Prohibited Owner may not benefit economically from ownership of any shares of beneficial interest held in the Share Trust, may have no rights to dividends and may not possess any other rights attributable to the shares of beneficial interest held in the Share Trust. The trustee of the Share Trust (the “Share Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Share Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust will be paid by the recipient of such dividend or distribution to the Share Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Share Trustee. Any dividend or distribution so paid to the Share Trustee will be held in the Share Trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of beneficial interest held in the Share Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will have the authority (at the Share Trustee’s sole discretion) to (i) rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Share Trust and (ii) recast such vote in accordance with the desires of the Share Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Share Trustee will not have the authority to rescind and recast such vote.
Within 20 days after receiving notice from us that shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will sell the shares of beneficial interest held in the Share Trust to a person, designated by the Share Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as described below. The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Share Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be received by the Share Trustee and (ii) the price per share received by the Share Trustee from the sale or other disposition of the common shares held in the Share Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust, such shares are sold by a Prohibited Owner, then (i) such shares will be deemed to have been sold on behalf of the Share Trust and (ii) to the extent that the Prohibited Owner received an amount for shares that exceeds the amount that such Prohibited Owner was entitled to receive as described above, such excess will be paid to the Share Trustee upon demand.

In addition, shares of beneficial interest held in the Share Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We will have the right to accept such offer until the Share Trustee has sold the shares of beneficial interest held in the Share Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner.
All certificates representing the common shares will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such other percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of COPT Defense’s shares of beneficial interest, including the common shares, is required to give written notice to us, within 30 days after the end of each taxable year, stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of COPT Defense which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on COPT Defense’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder will upon demand be required to provide to us such information as we may request, in good faith, in order to determine COPT Defense’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a change in control of us or other transaction that might involve a premium over the then prevailing market price for the common shares or other attributes that the shareholders may consider to be desirable.
Classification or Reclassification of Common Shares or Preferred Shares
The Declaration of Trust authorizes the Board of Trustees to reclassify any unissued shares of common or preferred shares into other classes or series of classes of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the Board of Trustees could authorize the issuance of preferred shares with terms and conditions which could also have the effect of delaying, deferring or preventing a change in control of COPT Defense or other transaction that might involve a premium over the then prevailing market price for common shares or other attributes that the shareholders may consider to be desirable.
DESCRIPTION OF WARRANTS
COPT Defense may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares and common shares. The warrants may be issued under warrant agreements to be entered into between COPT Defense and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.
A prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, terms and number of common shares or preferred shares that may be purchased upon exercise of the warrants;

•
the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•
the date, if any, on and after which the warrants and related preferred shares or common shares with which the warrants are issued will be separately transferable;

•
the price (or manner of calculation of the price) at which each common share or preferred share may be purchased upon exercise of the warrant;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the minimum or maximum amount of the warrants which may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of material federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The exercise of any warrants will be subject to, and limited by, the transfer and ownership restrictions in the Declaration of Trust. See “Description of Shares — Restrictions on Ownership and Transfer.”
DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
The debt securities will be issued in one or more series under the Indenture, dated as of April 8, 2019, among CDPLP as issuer, COPT Defense, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.
The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General
The debt securities of each series will constitute the unsecured unsubordinated obligations of CDPLP and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. CDPLP may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by CDPLP. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:
•
the title of the series of debt securities;

•
the aggregate principal amount of debt securities of the series and any limit thereon;

•
the date or dates on which CDPLP will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•
the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•
the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•
the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•
the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•
the terms and conditions, if any, upon which CDPLP is required to, or may, at its option, redeem debt securities of the series;

•
the terms and conditions, if any, upon which CDPLP will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•
the terms of any sinking fund or analogous provision;

•
the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•
the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon CDPLP in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•
if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of CDPLP or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•
whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•
any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•
the identity of the depositary for the global debt securities;

•
the circumstances under which CDPLP will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether CDPLP will have the option to redeem such debt securities rather than pay the Additional Amounts;

•
the circumstances under which COPT Defense will pay Additional Amounts on any payment made on the debt securities of the series pursuant to its guarantee of the debt securities of the series; and

•
any other terms of debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.
CDPLP may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, CDPLP may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of CDPLP to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of CDPLP to service our or CDPLP’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)
a change of control, or

(3)
a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of CDPLP or an agent of CDPLP in The City of New York. However, CDPLP, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but CDPLP may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, CDPLP will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

•
the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•
a debt security owned by CDPLP, COPT Defense or any obligor on the debt security or any affiliate of CDPLP, COPT Defense or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase
The debt securities of any series may be redeemable at CDPLP’s option or may be subject to mandatory redemption by CDPLP as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by CDPLP at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Guarantees by COPT Defense
CDPLP’s payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by COPT Defense. The guarantee will be COPT Defense’s direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.
Covenants
Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:
(1)   default for thirty (30) days in the payment of any installment of interest under the Securities;

(2)   default in the payment of the principal amount or Redemption Price due with respect to the Securities, when the same becomes due and payable; provided, however, that a valid extension of the payment date in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;
(3)   CDPLP fails to comply with any of CDPLP’s other agreements contained in the Securities or the Indenture upon receipt by CDPLP of notice of such default by the Trustee or by holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities then outstanding and CDPLP fails to cure (or obtain a waiver of) such default within sixty (60) days after CDPLP receives such notice;
(4)   failure to pay any recourse indebtedness for monies borrowed by CDPLP, COPT Defense or any of their respective Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is, or has become, the primary obligation of CDPLP or COPT Defense and is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to CDPLP from the Trustee (or to CDPLP and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding Securities) (for purposes of this section, the amount of recourse indebtedness shall be measured not by the underlying debt amount, but only by that portion of the underlying debt amount which is recourse to CDPLP or COPT Defense); or
(5)   specified events of bankruptcy, insolvency, or reorganization with respect to CDPLP, COPT Defense or any Material Subsidiaries.
No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.
If an Event of Default specified in clause (5) above occurs, then the principal of all the outstanding debt securities of that series or such lesser amount as may be specified in the terms of that series of debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.
The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Within 120 calendar days after the close of each fiscal year, CDPLP and COPT Defense, as guarantor, must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.
Modification, Waivers and Meetings
The Indenture permits CDPLP, COPT Defense, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:
•
change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change CDPLP’s or COPT Defense’s obligation to pay Additional Amounts, or

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•
adversely affect any right of repayment or repurchase at the option of any holder, or

•
except as otherwise set forth herein or in the Indenture, release COPT Defense, as guarantor, from any of its obligations under its guarantee or the Indenture, or

•
change any place where, or the currency in which, any debt securities are payable, or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•
reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The Indenture also contains provisions permitting CDPLP, COPT Defense, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:
•
to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•
to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

•
to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

•
to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;
•
to amend or supplement any provision contained in the Indenture or in any supplemental indenture or in any Securities (as defined in the Indenture) (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement shall not materially adversely affect the interests of any Holder (as defined in the Indenture) of a Security of such series and any Coupons (as defined in the Indenture) appertaining thereto or any other Security or Coupon; or

•
to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive CDPLP’s or COPT Defense’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon CDPLP’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.
Discharge, Defeasance and Covenant Defeasance
Satisfaction and Discharge
Upon CDPLP’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by CDPLP and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) CDPLP’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and CDPLP’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•
either

(A)   all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or
(B)   all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and CDPLP has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by CDPLP, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;
•
CDPLP has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•
the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, CDPLP will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.
Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, CDPLP may elect with respect to the debt securities of the particular series either:
•
to defease and discharge itself and COPT Defense, as guarantor, from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,
(B)   the obligations to register the transfer or exchange of those debt securities,
(C)   the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,
(D)   the obligation to maintain an office or agent of CDPLP in the City of New York, in respect of those debt securities,
(E)   the obligation to hold moneys for payment in respect of those debt securities in trust, and
(F)   the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or
•
to be released from its obligations and to release COPT Defense, as guarantor, of its obligations with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of CDPLP and COPT Defense and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”),

Such defeasance and discharge or release shall be conditioned upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by CDPLP, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.
The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•
it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which CDPLP or COPT Defense, as guarantor, is a party or is bound;

•
in the case of legal defeasance, CDPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that (A) CDPLP has received from, or there has been published by, the IRS a ruling; or (B) since the date of the Indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
in the case of covenant defeasance, CDPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, CDPLP shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to CDPLP or COPT Defense, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
CDPLP shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event CDPLP effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, CDPLP would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of CDPLP or COPT Defense, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with CDPLP or COPT Defense. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
Governing Law
The Indenture, the debt securities and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Notices
All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.
DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
COPT DEFENSE PROPERTIES, L.P.
We have summarized the material terms and provisions of the Third Amended and Restated Limited Partnership Agreement of CDPLP, as amended, which we refer to as the partnership agreement. This summary is not complete. For more detail you should refer to the partnership agreement itself, a copy of which has previously been filed with the SEC by COPT Defense, and which we incorporate herein by reference.
General
Substantially all of COPT Defense’s assets are held by, and its operations are conducted through, CDPLP.
Under the partnership agreement, COPT Defense, in its capacity as the sole general partner of CDPLP, has the exclusive power to manage and conduct the business of CDPLP. Accordingly, COPT Defense’s Board of Trustees directs the affairs of CDPLP. CDPLP is responsible for, and pays when due, its share of all administrative and operating expenses of its properties. As general partner of CDPLP, COPT Defense has fiduciary duties to CDPLP’s limited partners, the discharge of which may conflict with interests of COPT

Defense’s shareholders. Pursuant to the partnership agreement, however, the limited partners have acknowledged that COPT Defense is acting both on behalf of COPT Defense’s shareholders and, in its capacity as general partner, on behalf of the limited partners. The limited partners have agreed that COPT Defense will discharge its fiduciary duties to the limited partners by acting in the best interests of COPT Defense’s shareholders.
Management
CDPLP is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. COPT Defense, as the sole general partner of CDPLP, generally has full, exclusive and complete discretion in managing and controlling CDPLP. However, the general partner may not perform any act that would subject a Limited Partner or a Preferred Limited Partner (as defined in the partnership agreement) to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the laws of the State of Delaware.
Amendments of the Partnership Agreement
Amendments to the partnership agreement may be proposed by the general partner. An amendment proposed at any time when the general partner holds less than 90% of all Partnership Units (as defined in the partnership agreement) will be adopted and effective only if it receives the consent of the holders of a majority of each of the Partnership Units and Preferred Units (as defined in the partnership agreement), voting separately, not then held by the general partner. An amendment proposed at any time when the general partner holds 90% or more of all Partnership Units and Preferred Units may be made by the general partner without the consent of any Limited Partner or Preferred Limited Partner, provided that no amendment may be adopted without the consent of each adversely affected Limited Partner if it would, among other things:
•
convert a Limited Partner’s partnership interest or Preferred Limited Partner’s Preferred Units into a general partner interest,

•
increase the liability of a Limited Partner or a Preferred Limited Partner under the partnership agreement,

•
except as otherwise permitted in the partnership agreement, alter the amount or the Limited Partner’s or Preferred Limited Partner’s rights to distributions or allocations,

•
alter or modify any aspect of a limited partner’s rights with respect to redemption of partnership units or conversion of preferred units,

•
cause the early termination of CDPLP (other than pursuant to the terms of the partnership agreement); or

•
amend the terms according to which the partnership agreement may be modified.

In connection with any proposed amendment of the partnership agreement requiring the consent of adversely affected partners, the general partner must either call a meeting to solicit the vote of the partners or seek the written vote of the partners to such amendment. In the case of a request for a written vote, the general partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten days, with the failure to respond being deemed a vote consistent with the vote of the general partner.
Notwithstanding the foregoing, amendments may be made to the partnership agreement by the general partner, without the consent of any limited partner or preferred limited partner, to (i) add to its own representations, duties or obligations, or surrender any of its rights or powers granted under the partnership agreement; (ii) cure any ambiguity, correct or supplement any provision under the partnership agreement which may be inconsistent with any other provision under the partnership agreement or make any other provisions with respect to matters or questions arising under the partnership agreement which will not be inconsistent with any other provision thereof; (iii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The general partner must reasonably promptly notify the limited partners and preferred limited partners whenever it exercises such authority.
Conversion and Redemption
Subject to compliance with the partnership agreement, each limited partner has the right to require CDPLP to redeem all or a portion of the partnership units held by such limited partner. CDPLP (or COPT Defense as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partner for each partnership unit either one Company common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the partnership agreement). Any such redemption of partnership units for COPT Defense common shares will have the effect of increasing COPT Defense’s percentage interest in CDPLP.
The receipt of COPT Defense common shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with the Declaration of Trust, all requirements under the Code applicable to REITs, the Maryland General Corporations Law (“MGCL”) or any other law then in effect applicable to COPT Defense and any applicable rule or policy of any stock exchange or self-regulatory organization.
Liability and Indemnification
The partnership agreement provides that the general partner shall not be liable to CDPLP or any of the other partners for any act or omission performed or omitted in good faith on behalf of CDPLP and in a manner reasonably believed to be (i) within the scope of the authority granted by the partnership agreement and (ii) in the best interests of CDPLP or the shareholders of COPT Defense. The partnership agreement also provides that CDPLP shall indemnify the general partner and each director, officer and shareholder of the general partner and each person (including any affiliate) designated as an agent by the general partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney’s fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of CDPLP, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.
Capital Contributions
Should COPT Defense contribute additional capital to CDPLP from the proceeds of issuances of COPT Defense common shares or preferred shares, COPT Defense’s interest in CDPLP will be increased on a proportionate basis based upon the number of COPT Defense common shares or preferred shares issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.
Tax Matters
Pursuant to the partnership agreement, COPT Defense is the tax matters partner of CDPLP for taxable years beginning before January 1, 2018 and the partnership representative of CDPLP for taxable years beginning after December 31, 2017, and, as such, has authority to make certain tax related decisions and tax elections under the Code on behalf of CDPLP.
Operations
The partnership agreement allows COPT Defense to operate CDPLP in a manner that will enable COPT Defense to satisfy the requirements for being classified as a REIT. The partnership agreement also requires the distribution of the cash available for distribution of CDPLP quarterly on a basis in accordance with the partnership agreement.

Term
CDPLP will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of COPT Defense as a general partner (unless a majority of the limited partners elect to continue CDPLP) or (ii) entry of a decree of judicial dissolution of CDPLP or (iii) the sale, exchange or other disposition of all or substantially all of the assets of CDPLP or (iv) the affirmative vote of two-thirds in interest of limited partners.
CERTAIN PROVISIONS OF MARYLAND LAW AND COPT DEFENSE’S CHARTER AND BYLAWS
The following is a description of certain provisions of Maryland law and the Declaration of Trust and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Declaration of Trust and Bylaws. You should read the Declaration of Trust and Bylaws, which are incorporated by reference to COPT Defense’s SEC filings. See “Where You Can Find More Information.”
Vacancies and Removal of Trustees
COPT Defense’s bylaws (the “Bylaws”) provide that any vacancy on the Board of Trustees may be filled by a majority vote of the remaining Trustees. Any individual so elected Trustee will hold office for the unexpired term of the Trustee he or she is replacing. The Declaration of Trust provides that a Trustee may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. These provisions preclude shareholders from removing incumbent Trustees, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.
Meetings of Shareholders; Advance Notice of Nominations and New Business
The Bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to COPT Defense’s notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws. With respect to special meetings of shareholders, the Bylaws provide that only the business specified in COPT Defense’s notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to COPT Defense’s notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.
Shareholder Action by Written Consent
The Bylaws provide that shareholders may take any action required or permitted to be taken at a meeting without a meeting if a written consent setting forth the action is signed by all shareholders entitled to vote on the matter and any other shareholder that is entitled to notice of the meeting, but not to vote at the meeting, has waived in writing any right to dissent to the action and such consent and waiver are filed with the minutes of proceedings of the shareholders.
Possible Antitakeover Effect of Certain Provisions of Maryland Law
The MGCL contains provisions that may be deemed to have an antitakeover effect. The provisions applicable to COPT Defense are set forth below.
Certain Business Combinations.   Under the MGCL, as applicable to Maryland real estate investment trusts, certain business combinations (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust’s shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of such trust (an “Interested Shareholder”), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative votes of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has opted out of this statute by resolution. The Board of Trustees may, however, rescind its resolution at any time to make these provisions of Maryland law applicable to COPT Defense.
Control Share Provisions.   The MGCL generally provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights unless those rights are approved by a vote of two-thirds of the disinterested shares (generally shares held by persons other than the acquiror, officers or trustees who are employees of the trust). An acquiror is deemed to own control shares the first time that the acquiror’s voting power in electing trustees equals or exceeds 10% of all such voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses) and delivering an acquiring person statement, may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of the demand to consider whether the control shares will have voting rights. The trust may present the question at any shareholders’ meeting on its own initiative.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share provisions do not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the Declaration of Trust or Bylaws. The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of COPT Defense’s shares of beneficial interest. The Board of Trustees may, however, amend the Bylaws at any time to eliminate such provision, either prospectively or retroactively.
Indemnification of Directors and Officers
Title 8 of the MGCL, as amended (the “Maryland REIT Law”) permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

The Declaration of Trust authorizes COPT Defense, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT Defense and at the request of COPT Defense, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws obligate COPT Defense, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT Defense, serves or has served another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT Defense. The Declaration of Trust and the Bylaws also permit COPT Defense to provide indemnification to any person who served a predecessor of COPT Defense in any of the capacities described above and to any employee or agent of COPT Defense or a predecessor of COPT Defense. The Bylaws require COPT Defense to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.
The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.
Dissolution of COPT Defense; Termination of REIT Status
The Declaration of Trust permits the termination of COPT Defense and the discontinuation of the operations of COPT Defense by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares entitled to be cast on the matter at a meeting of shareholders or by written consent. In addition, the Declaration of Trust permits the Board of Trustees to terminate COPT Defense’s qualification as a REIT.
FEDERAL INCOME TAX MATTERS
The following is a summary of the material federal income tax considerations with respect to COPT Defense and CDPLP regarding the offering of securities. This summary is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder’s particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.
Each prospective purchaser is advised to consult his or her tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and sale of the securities offered hereby and of COPT Defense’s election to be taxed as a REIT, including the federal, state, local, foreign income and other tax consequences of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.
Taxation of COPT Defense
Background
COPT Defense was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended December 31, 1992. COPT Defense believes that it was organized and has operated in a manner to qualify for taxation as a REIT under the applicable provisions of the Code and intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of the material U.S. federal income tax considerations that may be relevant to COPT Defense and its shareholders, including the continued treatment of COPT Defense as a REIT for federal income tax purposes. This summary is for general information purposes only, and is not intended to be (and is not) tax advice. For purposes of this discussion of “Federal Income Tax Matters — Taxation of COPT Defense,” the term “COPT Defense” refers only to COPT Defense Properties and not to any other affiliated entities.
The following discussion is based on the law existing and in effect on the date hereof, and COPT Defense’s qualification and taxation as a REIT will depend on compliance with such law and with any future amendments or modifications to such law. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, the various qualification tests imposed under the Code discussed below. No assurance can be given that COPT Defense will satisfy such tests on a continuing basis.
In brief, an entity that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such an entity generally is not taxed on its “REIT taxable income” to the extent such income is currently distributed to shareholders, thereby substantially eliminating the “double taxation” (i.e., taxation at both the entity and shareholder levels) that generally results from an investment in an entity which is taxed as a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full federal corporate income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders.

Morgan, Lewis & Bockius LLP has opined that, for federal income tax purposes, COPT Defense has properly elected and otherwise qualified to be taxed as a REIT under the Code for taxable years commencing on or after January 1, 1992 and that its proposed method of operations as described in this prospectus and as represented to Morgan, Lewis & Bockius LLP by COPT Defense will enable COPT Defense to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code for future taxable years. This opinion, however, is based upon certain factual assumptions and representations made by COPT Defense. Moreover, such qualification and taxation as a REIT depends upon the ability of COPT Defense to meet, for each taxable year, various tests imposed under the Code as discussed below, and Morgan, Lewis & Bockius LLP has not reviewed in the past, and may not review in the future, COPT Defense’s compliance with these tests. Accordingly, no assurance can be given that the actual results of the operations of COPT Defense for any particular taxable year will satisfy such requirements.
General
In any year in which COPT Defense qualifies as a REIT, it will not generally be subject to federal income tax on that portion of its REIT taxable income or capital gain that is distributed to shareholders. COPT Defense will, however, be subject to tax at the normal corporate rate upon any taxable income or capital gains not distributed. Shareholders are required to include their proportionate share of the REIT’s undistributed long-term capital gain in income, but would receive a credit for their share of any taxes paid on such gain by the REIT.
Notwithstanding its qualification as a REIT, COPT Defense also may be subject to taxation in certain other circumstances:
•
First, if COPT Defense should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which COPT Defense fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect COPT Defense’s profitability.

•
Second, COPT Defense will also be subject to a tax of 100% on net income from “prohibited transactions.” Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Third, if COPT Defense has (i) net income from the sale or other disposition of “foreclosure property” (as defined below) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the corporate income tax rate. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.

•
Fourth, if COPT Defense should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, COPT Defense would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•
Fifth, if COPT Defense should fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Sixth, if COPT Defense should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Seventh, if COPT Defense should acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•
Eighth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” described below, generally will be required to pay U.S. federal corporate income tax on their earnings.

•
Ninth, COPT Defense will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Tenth, COPT Defense may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid its proportionate share of the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares.

•
Eleventh, if COPT Defense should fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

COPT Defense also may be subject to tax in certain situations not presently contemplated. COPT Defense will use the calendar year both for federal income tax purposes, as is required of a REIT under the Code, and for financial reporting purposes.
Failure to Qualify.   If COPT Defense fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, COPT Defense will be subject to tax on its taxable income at the 21% corporate tax rate. Distributions to shareholders in any year in which COPT Defense fails to qualify as a REIT will not be deductible by COPT Defense, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividend income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and distributees that are individuals may be permitted to treat such distributions as qualified dividend income. Unless entitled to relief under specific statutory provisions, COPT Defense also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.
REIT Qualification Requirements
In order to qualify as a REIT, COPT Defense must meet the following requirements, among others:
Share Ownership Tests.   COPT Defense’s shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of COPT Defense may be owned, directly or indirectly and taking into account the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities (the “50% Limitation”). However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. In addition, for purposes of the 50% Limitation, shares of beneficial interest owned, directly or indirectly, by a corporation will be considered as being owned proportionately by its shareholders.
To ensure compliance with the foregoing share ownership tests, the Declaration of Trust places certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require COPT Defense to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, COPT Defense must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of COPT Defense’s records. A shareholder failing or refusing to comply with COPT Defense’s written demand must submit with his tax return a similar statement disclosing the actual ownership of COPT Defense shares of beneficial interest and certain other information. COPT Defense may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.
Asset Tests.   At the close of each quarter of COPT Defense’s taxable year, COPT Defense must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of COPT Defense’s total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, qualified temporary investments, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and debt instruments issued by publicly offered REITs. Second, although the remaining 25% of COPT Defense’s assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of COPT Defense’s total assets (the “REIT Value Test”) or (ii) 10% of the outstanding voting securities or outstanding value of any one such issuer (collectively, the “Issuer Tests”).
The REIT Value Test and the Issuer Tests will not, however, apply to securities held by a REIT in a “taxable REIT subsidiary,” so long as, at of the close of each quarter of each taxable year, not more than 20% of COPT Defense’s total assets are represented by securities of taxable REIT subsidiaries. A corporation will qualify as a taxable REIT subsidiary with respect to COPT Defense only if (i) either (x) COPT Defense directly or indirectly owns stock in such corporation and COPT Defense and such corporation jointly make a taxable REIT subsidiary election in accordance with applicable procedures or (y) a taxable REIT subsidiary of COPT Defense owns, directly or indirectly, securities possessing more than 35% of the total voting power of the outstanding securities of such corporation or securities having a value of more than 35% of the total value of the outstanding securities of such corporation and (ii) such corporation does not directly or indirectly (x) operate or manage a lodging or health care facility or (y) provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility or health care facility is operated. Here, however, it should be noted that in certain limited circumstances a taxable REIT subsidiary may be permitted to provide rights to an “eligible independent contractor” to operate or manage a lodging facility or health care facility without running afoul of these rules. For purposes of this paragraph, references to a “lodging facility” are to a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis and references to a “health care facility” are to a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical, nursing or ancillary services to patients and which is operated by a Medicare-eligible provider. Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of real estate management activities and certain other activities which cannot currently be performed by REITs or their controlled subsidiaries without jeopardizing REIT status. On January 1, 2001, CDPLP acquired all of the stock in Corporate Office Management, Inc. (“COMI”) that was not previously owned by it, and we elected to treat COMI as a taxable REIT subsidiary effective January 1, 2001. Thus, COMI is and will remain fully taxable with respect to its earnings. The election will, however, generally allow COMI to continue its real estate management activities without jeopardizing COPT Defense’s REIT status.
In addition, certain debt securities held by a REIT will not be taken into account for purposes of the Issuer Tests. Where COPT Defense invests in a partnership (such as CDPLP), it will be deemed to own a proportionate share of the partnership’s assets, and the partnership interest will not constitute a security for purposes of these tests. Accordingly, COPT Defense’s investment in real properties through its interests in CDPLP (which itself holds real properties through other partnerships) will constitute an investment in qualified assets for purposes of the 75% asset test. However, solely for purposes of the 10% value test, described above, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code.
If COPT Defense failed to meet the Issuer Tests at the end of any quarter and did not cure such failure within 30 days thereafter, COPT Defense still could avoid disqualification by disposing of sufficient assets or otherwise complying with such asset test within six months of the identification of the failure, provided the failure was due to assets the value of which did not exceed the lesser of 1% of the value of COPT Defense’s assets at the end of the relevant quarter and $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that were larger than this amount, COPT Defense still could avoid disqualification by taking certain steps including (x) disposing of sufficient assets to meet the asset tests or otherwise complying with such asset tests, (y) preparing a schedule for the quarter describing the non-qualifying assets and filing it in accordance with regulations and (z) paying a tax equal to the greater of $50,000 or 21% of the net income generated by the non-qualifying assets.
Gross Income Tests.   There are two separate percentage tests relating to the sources of COPT Defense’s gross income which must be satisfied for each taxable year. For purposes of these tests, where COPT Defense invests in a partnership, COPT Defense will be treated as receiving its share of the income and loss of the partnership based on its capital interest in such partnership, and the gross income of the partnership will retain the same character in the hands of COPT Defense as it has in the hands of the partnership. The two tests are described below.
The 75% Test.   At least 75% of COPT Defense’s gross income for the taxable year must be “qualifying income.” Qualifying income generally includes: (i) rents from real property; (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of COPT Defense’s trade or business (“dealer property”); (iv) dividends or other distributions on shares in other REITS, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property (“foreclosure property”); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; (viii) gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property; and (ix) qualified temporary investment income (as defined in Section 856(c)(5)(D) of the Code). However, for purposes of the 75% income test, gain from the sale of a debt instrument issued by a publicly offered REIT would not be treated as qualifying income to the extent such debt instrument would not be a real estate asset but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above under “Asset Tests.”
Rents received or accrued from a tenant will not qualify as “rents from real property” for purposes of the 75% gross income test or the 95% gross income test, described below, if COPT Defense, or a person owning, actually or under applicable constructive ownership rules, a 10% or greater interest in COPT Defense, directly or constructively owns 10% or more of such tenant, unless (i) such rents are received or accrued from a taxable REIT subsidiary and (ii) either (x) at least 90% of the leased property in respect of which COPT Defense is receiving or accruing such rents is occupied by persons other than taxable REIT subsidiaries of COPT Defense and the amounts paid to COPT Defense by the taxable REIT subsidiary as rents with respect to such property are substantially comparable to rents paid by other tenants of such property or (y) such rents are received in respect of a “qualified lodging facility” or “qualified healthcare facility” where such facility is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor” (as such term is defined for purposes of the REIT provisions of the Code). In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, COPT Defense generally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” from whom COPT Defense derives no income, or through a taxable REIT subsidiary, except that the “independent contractor” or taxable REIT subsidiary requirement does not apply to the extent that the services provided by COPT Defense are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant for his convenience.” In addition, COPT Defense may directly perform a de minimis amount of non-customary services. COPT Defense believes that the services provided with regard to COPT Defense’s properties by CDPLP (or its agents) have been (and, it is believed, will in the future be) usual or customary services. Any services that cannot be provided directly by CDPLP will be performed by independent contractors or a taxable REIT subsidiary.
Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we agreed to originate or acquire the mortgage loan or on the date we modified the loan (if the modification is treated as a “significant modification” for tax purposes), the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and whether the related interest income qualifies for purposes of the 75% gross income test.
The 95% Test.   In addition to deriving 75% of its gross income from the sources listed above, at least 95% of COPT Defense’s gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. COPT Defense intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its activities will not result in COPT Defense failing to satisfy either the 75% or 95% gross income test.
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Except to the extent as may be provided by Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests if such hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Similarly, certain foreign currency gains are excluded from gross income for purposes of one or both of the income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

If we have entered into a qualifying hedging transaction as described above, and a portion of the hedged indebtedness is extinguished or any portion of such property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the first hedge, income from both hedges (including gain from the disposition of the first and second hedges) will not be treated as gross income for purposes of the 95% and 75% gross income tests.
For purposes of determining whether COPT Defense complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A “prohibited transaction” is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if a “safe harbor” is satisfied which, among other things, requires that such property is held for at least two years and the satisfaction of certain other requirements, such as those relating to the number of properties sold in a year, their tax bases and the cost of improvements made thereto. The “safe harbor” dealing with the tax basis or value of property sales provides that COPT Defense may be able to sell property with an aggregate tax basis or fair market value up to 20% of the aggregate tax basis or fair market value of its assets in a given year, so long as the average annual percentage of properties sold by COPT Defense compared to all of its properties (measured by adjusted tax basis or fair market value, as applicable) in the current and two prior years did not exceed 10%.
Even if COPT Defense fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) COPT Defense’s failure to comply is due to reasonable cause and not to willful neglect; (ii) COPT Defense reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, COPT Defense will nonetheless be subject to a tax equal to (i) the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect COPT Defense’s profitability.
Compliance with Income Tests.   COPT Defense intends to continue to monitor its operations and investments so as to continue to satisfy the 75% and 95% gross income tests. While CDPLP or its affiliates provide certain services with respect to the properties in which COPT Defense owns interests and possibly with respect to any newly acquired properties, COPT Defense believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by CDPLP or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. COPT Defense intends that services that cannot be provided directly by CDPLP or other agents will be performed by independent contractors or taxable REIT subsidiaries.
Annual Distribution Requirements.   In order to qualify as a REIT, COPT Defense is required to distribute dividends to its shareholders each year in an amount at least equal to (i) the sum of (A) 90% of COPT Defense’s REIT taxable income (computed without regard to the dividends paid deduction and COPT Defense’s net capital gain) and (B) 90% of the net income (after tax), if any, for foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before COPT Defense timely files its tax return for the prior year and if paid on or before the first regular dividend payment after the declaration.
COPT Defense intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the CDPLP agreement authorizes COPT Defense in its capacity as General Partner to take such steps as may be necessary to cause CDPLP to distribute to its partners an amount sufficient to permit COPT Defense to meet the distribution requirements. It is possible that COPT Defense may not have sufficient cash or other liquid assets to meet the above-described distribution requirement, either due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing COPT Defense’s REIT taxable income on the other hand, or for other reasons. COPT Defense will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, arrange for borrowings to raise cash or take such other steps as it deems necessary in order to satisfy the distribution requirement. In addition, from time to time, COPT Defense may declare taxable dividends payable in cash or stock at the election of the COPT Defense shareholders, subject to a limit on the aggregate amount of cash that could be paid. However, there can be no assurance that a borrowing or share distribution will be available or practicable at any particular time.
If COPT Defense fails to meet the above-described distribution requirement as a result of an adjustment to COPT Defense’s tax return by the Service, COPT Defense may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.
If COPT Defense fails to satisfy one or more requirements for REIT qualification (other than the 75% and 95% gross income tests and other than the requirements necessary to cure a failure of the asset tests, as described above), COPT Defense can avoid disqualification if its failure is due to reasonable cause and not willful neglect, and COPT Defense pays a penalty of at least $50,000 (and, in some cases, more) for each such failure.
Taxation of Shareholders
For purposes of the following discussion, the term “U.S. Shareholder” means a beneficial owner of our common shares that, for federal income tax purposes, is:
•
an individual citizen or resident of the United States for federal income tax purposes;

•
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more “United States persons” have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a “United States person”.

A “Non-U.S. Shareholder: means a beneficial owner of our common shares that, for U.S. federal income tax purposes, is not a U.S. Shareholder or entity or arrangement taxable as a “partnership” for such purposes.
If an entity or arrangement taxable as a partnership for federal income tax purposes holds our common shares, the federal income tax treatment of an owner of the entity or arrangement generally will depend on the status of the owner and the activities of the entity or arrangement. Entities or arrangements taxable as partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our common shares.
Taxation of Taxable U.S. Shareholders.   As long as COPT Defense qualifies as a REIT, distributions made to its taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable as ordinary income, and domestic corporate shareholders will not be eligible for the dividends received deduction as to such amounts. In determining the extent to which a distribution with respect to the common shares constitutes a dividend for tax purposes, COPT Defense’s earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred shares, and then to COPT Defense’s common shares.
“Qualified dividend income” received by non-corporate U.S. Shareholders will generally be subject to federal income tax at the rate applicable to long-term capital gains (currently 20%). Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most non-corporate U.S. Shareholders. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding period requirements are met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as taxable REIT subsidiaries) or to income that was subject to federal income tax at the corporate/REIT level (for example, if the REIT distributes taxable income that it had retained and paid tax on in the preceding taxable year). Non-corporate shareholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% tax on net investment income), subject to certain limitations. The aggregate amount of dividends that COPT Defense may designate as “capital gain dividends” or “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by COPT Defense with respect to such year, including dividends that are paid in the following year (if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration) that are treated as paid with respect to such year.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of beneficial interest, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of beneficial interest, they will be included in income as short-term or long-term capital gain (depending on the length of time the shares have been held), assuming the shares are capital assets in the hands of the shareholder. In addition, any dividend declared by COPT Defense in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by COPT Defense and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by COPT Defense during January of the following calendar year.
U.S. Shareholders may not include in their individual income tax returns any of COPT Defense’s net operating losses or capital losses. Instead, such losses would be carried over by COPT Defense for potential offset against future income (subject to certain limitations). Distributions made by COPT Defense and gain arising from the sale or exchange of shares will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any “passive losses” against such income and gain. In addition, taxable distributions from COPT Defense generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest. Capital gain dividends (including distributions treated as such) and capital gain from the disposition of shares, however, will be treated as investment income only if a shareholder so elects, in which case such capital gain will be taxed at ordinary income rates. COPT Defense will notify shareholders after the close of its taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
In general, a U.S. Shareholder will realize capital gain or loss on the disposition of COPT Defense’s shares of beneficial interest equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the shareholder’s adjusted basis of such shares of beneficial interest. Such gain or loss generally will constitute short-term capital gain or loss if the shareholder has not held such shares for more than one year and long-term capital gain or loss if the shareholder has held such shares for more than one year. See the section below entitled “Capital Gains and Losses.” Loss upon a sale or exchange of COPT Defense’s shares of beneficial interest by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from COPT Defense required to be treated by such shareholder as long-term capital gain.
Capital Gains and Losses.   The current maximum marginal individual income tax rate is 37%. The current maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is 20%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer’s ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
If a shareholder recognizes a loss upon a subsequent disposition of COPT Defense’s common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. In addition, significant penalties are imposed for failure to comply with these requirements. You should consult your own tax advisors concerning any possible disclosure obligation with respect to the ownership or disposition of COPT Defense common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Backup Withholding.   COPT Defense will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 24% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.
In addition, COPT Defense may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status to COPT Defense. See section below entitled “Taxation of Non-U.S. Shareholders.”
Taxation of Tax-Exempt Shareholders.   The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity. Based on that ruling, dividend income from COPT Defense’s shares of beneficial interest should not be UBTI to a tax-exempt shareholder, provided that the tax-exempt shareholder has not held its shares as “debt-financed property” within the meaning of the Code and such shares are not otherwise used in a trade or business. Similarly, income from the sale of COPT Defense’s shares of beneficial interest will not constitute UBTI unless such tax-exempt shareholder has held such shares as “debt-financed property” within the meaning of the Code or has used the shares in a trade or business.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. As a result of certain limitations on transfer and ownership of COPT Defense’s shares of beneficial interest contained in the Charter, COPT Defense does not expect to be classified as a “pension-held REIT.”
Tax on Net Investment Income.   A 3.8% tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a shareholder’s allocable share of COPT Defense’s income and gain realized by a shareholder from a sale of COPT Defense common shares. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
Taxation of Non-U.S. Shareholders. The rules governing the federal income taxation of the ownership and disposition of COPT Defense’s shares of beneficial interest by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules.
PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN COPT DEFENSE’S SHARES OF BENEFICIAL INTEREST, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.
In general, Non-U.S. Shareholders will be subject to regular federal income taxation with respect to their investment in COPT Defense’s shares of beneficial interest in the same manner as a U.S. Shareholder (i.e., at graduated rates on a net basis, after allowance of deductions) if such investment is “effectively connected” with the conduct by such Non-U.S. Shareholder of a trade or business in the United States. A Non-U.S. Shareholder that is a corporation and that receives income with respect to its investment in COPT Defense’s shares of beneficial interest that is (or is treated as) “effectively connected” with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular federal corporate income tax. The following discussion addresses only the federal income taxation of Non-U.S. Shareholders whose investment in COPT Defense’s shares of beneficial interest is not “effectively connected” with the conduct of a trade or business in the United States. Prospective investors whose investment in COPT Defense’s shares of beneficial interest may be “effectively connected” with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.
Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by COPT Defense as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of COPT Defense’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. A Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate will now be required to satisfy certain certification and other requirements. Distributions that COPT Defense makes in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent they do not exceed the adjusted basis of such Non-U.S. Shareholder’s shares, but rather will reduce the adjusted basis of such shares (but not below zero). To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if such Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.
For withholding tax purposes, COPT Defense currently expects to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder. COPT Defense would not be required to withhold at the 30% rate on distributions COPT Defense reasonably estimates to be in excess of its current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, a Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of its current or accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Shareholder’s federal tax liability, if any, with respect to the distribution.
For any year in which COPT Defense qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with the conduct of a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard as to whether such distributions are designated by COPT Defense as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty exemption. COPT Defense is required by Treasury Regulations to withhold 21% of any distribution to a Non-U.S. Shareholder that could be designated as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder’s FIRPTA tax liability. However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of COPT Defense stock which is “regularly traded” (as defined in the applicable Treasury Regulations) on an established securities market located in the United States (such as the NYSE) if the Non-U.S. Shareholder did not own more than 10% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as dividends of ordinary income to the extent that they are made out of COPT Defense’s current or accumulated earnings and profits, subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Also, the branch profits tax will not apply to such a distribution.

Gain recognized by a Non-U.S. Shareholder upon a sale of COPT Defense’s shares of beneficial interest generally will not be subject to United States taxation unless such shares constitute a “United States real property interest” within the meaning of FIRPTA. COPT Defense’s shares of beneficial interest will not constitute a “United States real property interest” so long as COPT Defense is a “domestically controlled REIT.” A “domestically controlled REIT” is generally a REIT in which at all times during a specified testing period less than 50% in value of its shares was held directly or indirectly by Non-U.S. Shareholders. However, because COPT Defense’s shares of beneficial interest are publicly traded, no assurance can be given that COPT Defense is or will be a “domestically controlled REIT.” Notwithstanding the foregoing, gain from the sale or exchange of its shares not otherwise subject to FIRPTA generally will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual’s gain.
Even if COPT Defense does not qualify as or ceases to be a “domestically controlled REIT,” gain on the sale of COPT Defense’s shares of beneficial interest generally will not be subject to tax under FIRPTA if (1) the exchanged shares giving rise to the gain are “regularly traded” (as defined in applicable Treasury Regulations) on an established securities market located in the United States (such as the NYSE), and (2) the Non-U.S. Shareholder does not own more than 10% of COPT Defense’s shares at any time during the taxable year. If the gain on the sale of COPT Defense’s shares of beneficial interest were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. Shareholder with respect to such gain, subject to applicable alternative minimum tax applicable to individuals and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser would be required to withhold and remit to the IRS 15% of the sale price. In addition, if COPT Defense is not a “domestically controlled REIT,” distributions in excess of its current and accumulated earnings and profits would be subject to withholding at a rate of 15%.
Dividends paid in the United States with respect to COPT Defense’s shares of beneficial interest, and proceeds from the sale of COPT Defense’s shares of beneficial interest, through a United States broker (or certain brokers having significant connections with the United States) may be subject to the information reporting requirements of the Code. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 24%) unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. Non-U.S. Shareholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed series of IRS Form W-8 or otherwise comply with applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Shareholder’s United States income tax liability.
Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
In addition, a sale of COPT Defense’s shares of beneficial interest by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of COPT Defense’s shares of beneficial interest (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of COPT Defense’s shares of beneficial interest.

A “qualified shareholder” is a foreign person that (i) either (A) is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or (B) is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of COPT Defense’s shares of beneficial interest by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
The above-described rules relating to Non-U.S. Shareholders are complex. Non-U.S. Shareholders should consult their tax advisors with respect to the impact of these rules on them.
Taxation of CDPLP Noteholders
The tax consequences of owning any debt securities that we may issue, including any fixed interest securities, original issue discount debt securities, or floating rate debt securities that we offer will be discussed in the applicable prospectus supplement.
Foreign Accounts Tax Compliance Act
Pursuant to the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly referred to as “FATCA”), a 30% withholding tax is imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied or an exception applies.
As a general matter, FATCA currently imposes a 30% withholding tax on dividends on our common and preferred shares and payments of interest on our debt securities if paid to a foreign entity, unless either

(a) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (b) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (c) the foreign entity otherwise is excepted under FATCA.
While such withholding would have applied also to payments of gross proceeds from the sale or other disposition of our common and preferred shares and debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
If withholding is required under FATCA on a payment related to our shares or debt securities, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Foreign, state and local tax considerations
In addition to the U.S. federal income tax consequences described above, holders of notes should consider the foreign, state and local tax consequences of purchasing, owning, and disposing of the notes. Foreign, state and local tax laws may differ substantially from the corresponding U.S. federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any foreign jurisdiction, state or locality. Holders of the notes should therefore consult their tax advisors with respect to the various foreign, state and local tax consequences of an investment in the notes.
Other Tax Considerations
Effect of Tax Status of CDPLP on REIT Qualification.   Substantially all of COPT Defense’s investments are through CDPLP. COPT Defense believes that CDPLP is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation). If, however, CDPLP was to be treated as an association taxable as a corporation, COPT Defense would cease to qualify as a REIT. Furthermore, in such a situation, CDPLP would be subject to corporate income taxes and COPT Defense would not be able to deduct its share of any losses generated by CDPLP in computing its taxable income.
Tax Allocations with Respect to the Properties.   CDPLP was formed, in part, by way of contributions of appreciated property (“Contributed Properties”). When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as a “Book-Tax Difference”). The partnership agreement of CDPLP requires allocations of income, gain, loss and deduction with respect to Contributed Properties to be made in a manner consistent with the special rules in Section 704(c) of the Code, and the Treasury Regulations thereunder, which tend to eliminate the Book-Tax Differences with respect to the Contributed Properties over the depreciable lives of the Contributed Properties. However, because of certain technical limitations, the special allocation rules of Section 704(c) of the Code may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the Contributed Properties in the hands of CDPLP could cause COPT Defense to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to COPT Defense if all properties were to have a tax basis equal to their fair market value at the time of acquisition. The foregoing principles also apply in determining its earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had COPT Defense purchased its interests in all properties at their agreed value.
Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built- in gain or loss associated with the property. CDPLP has determined to use the “traditional method” (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the Contributed Properties.
Potential Impact of Taxable Stock Distributions on Shareholders.   If COPT Defense pays a dividend payable in cash or stock at the shareholder’s election, as described above, taxable U.S. Shareholders will be required to include the full amount of the dividend as ordinary income to the extent of COPT Defense’s accumulated earnings and profits. As a result, a U.S. Shareholder’s tax liability with respect to such dividend may exceed the cash portion of the dividend. If a U.S. Shareholder sells the shares that it receives as a dividend to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of COPT Defense’s shares at the time of the sale. Furthermore, with respect to Non-U.S. Shareholders, we may be required to withhold federal tax with respect to such dividends, including in respect of all or a portion of such dividend payable in shares.
State and Local Taxes.   COPT Defense and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which COPT Defense or they transact business or reside. The state and local tax treatment of us and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in COPT Defense’s shares of beneficial interest.
Partnership Audit Rules.   Under applicable federal tax rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which COPT Defense directly or indirectly invests (such as CDPLP) being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and COPT Defense, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though COPT Defense, as a real estate investment trust, may not otherwise have been required to pay additional corporate-level taxes had COPT Defense owned the assets of the partnership directly. Prospective shareholders should consult their tax advisors with respect to these rules and their potential impact on their investment in our common shares.
Business Interest Deductions.   A taxpayer’s net interest expense deduction is limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. A real property trade or business may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. COPT Defense believes this definition encompasses its business and thus will allow COPT Defense the option of electing out of the limits on interest deductibility should it determine it is prudent to do so. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
COPT Defense common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
COPT Defense’s common shares are listed on the NYSE under the symbol “CDP.” Any new series of preferred shares or warrants will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
LEGAL MATTERS
The legality of the securities offered hereby by CDPLP is being passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The validity of the securities offered hereby by COPT Defense is being passed upon for us by Saul Ewing LLP, Baltimore, Maryland. The opinion of counsel as described under the heading “Federal Income Tax Matters” is being rendered by Morgan, Lewis & Bockius LLP, which opinion is subject to various assumptions and is based on current tax law. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Internet site at http://www.sec.gov. In addition, our common shares of beneficial interest are listed on the NYSE, and similar information regarding us and the information we provide to the NYSE may be inspected and copied at the offices of the NYSE, 11 Wall Street, New York, New York 10005.
This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information.
We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2024;

•
Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024), filed with the SEC on March 31, 2025; and

•
the description of our common shares of beneficial interest contained in the Registration Statement on Form 8-A relating to the registration of COPT Defense’s common shares, filed with the SEC on April 7, 1998.

You may request a copy of these filings, at no cost, by contacting Investor Relations, COPT Defense Properties, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7640, or by email at ir@copt.com, or by visiting our website at www.copt.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts are estimated; actual amounts to be determined from time to time):
Registration fee – Securities and Exchange Commission	$	*
Accountant’s fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
NYSE listing fees		**
Exchange agent and Trustee fees		**
TOTAL	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by COPT Defense and CDPLP.
ITEM 15.   INDEMNIFICATION OF TRUSTEES AND OFFICERS.
The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.
The Declaration of Trust authorizes COPT Defense, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT Defense and at the request of COPT Defense, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws obligate COPT Defense, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT Defense, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT Defense. The Declaration of Trust and the Bylaws also permit COPT Defense to provide indemnification to any person who served a predecessor of COPT Defense in any of the capacities described above and to any employee or agent of COPT Defense or a predecessor of COPT Defense. The Bylaws require COPT Defense to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.
The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.
ITEM 16.   EXHIBITS.
EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement for Debt Securities
1.2*	Form of Underwriting Agreement for Equity Securities
4.1	Indenture, dated as of April 8, 2019, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (filed with the Registration Statement on Form S-3 of Corporate Office Properties Trust and Corporate Office Properties, L.P. (Commission File No. 333-230764) and incorporated herein by reference).
4.2	First Supplemental Indenture, dated as of September 17, 2020, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (filed with the Company’s Current Report on Form 8-K dated September 17, 2020 and incorporated herein by reference).
4.3	Second Supplemental Indenture, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (filed with the Company’s Current Report on Form 8-K dated March 11, 2021 and incorporated herein by reference).
4.4	Third Supplemental Indenture, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (filed with the Company’s Current Report on Form 8-K dated August 11, 2021 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
4.5	Fourth Supplemental Indenture, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (filed with the Company’s Current Report on Form 8-K dated November 17, 2021 and incorporated herein by reference).
4.6	Indenture, dated September 12, 2023, among COPT Defense Properties, L.P., as issuer, COPT Defense Properties, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated September 12, 2023 and incorporated herein by reference).
5.1	Opinion of Saul Ewing LLP regarding the legality of the securities of COPT Defense being registered (filed herewith).
5.2	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities of CDPLP being registered (filed herewith).
8.1	Opinion of Morgan, Lewis & Bockius LLP as to certain tax matters (filed herewith).
22.1	List of Subsidiary Issuers of Guaranteed Securities (filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated herein by reference).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1).
24.1	Power of attorney (included on signature pages to the Registration Statement).
25.1	Statement of Eligibility of Trustee for Debt Securities (U.S. Bank Trust Company, National Association) on Form T-1 (filed herewith).
107	Filing Fee Table (filed herewith).

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17.   UNDERTAKINGS.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that
(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)
provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB ((§229.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)   If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, State of Maryland on April 8, 2025.
COPT DEFENSE PROPERTIES
By:
/s/ Stephen E. Budorick

Name:  Stephen E. Budorick
Title:    President and Chief Executive Officer
By:
/s/ Anthony Mifsud

Name:  Anthony Mifsud
Title:
Executive Vice President and Chief
Financial Officer

Each person whose signature appears below hereby constitutes and appoints Stephen E. Budorick, President and Chief Executive Officer of the Registrant, and Anthony Mifsud, Executive Vice President and Chief Financial Officer of the Registrant, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities with the above Registrant and on the dates indicated.
Signature	Capacity	Date
/s/ Robert L. Denton, Sr. Robert L. Denton, Sr.	Chairman of the Board of Trustees	April 8, 2025
/s/ Stephen E. Budorick Stephen E. Budorick	President and Chief Executive Officer and Trustee (Principal Executive Officer)	April 8, 2025
/s/ Anthony Mifsud Anthony Mifsud	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2025
/s/ Matthew T. Myers Matthew T. Myers	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 8, 2025
/s/ Thomas F. Brady Thomas F. Brady	Trustee	April 8, 2025
/s/ Philip L. Hawkins Philip L. Hawkins	Trustee	April 8, 2025
/s/ Letitia A. Long Letitia A. Long	Trustee	April 8, 2025
/s/ Essye B. Miller Essye B. Miller	Trustee	April 8, 2025
/s/ Raymond L. Owens Raymond L. Owens	Trustee	April 8, 2025
/s/ C. Taylor Pickett C. Taylor Pickett	Trustee	April 8, 2025
/s/ Lisa G. Trimberger Lisa G. Trimberger	Trustee	April 8, 2025

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, State of Maryland on April 8, 2025.
COPT DEFENSE PROPERTIES, L.P.
By:
COPT DEFENSE PROPERTIES, its general partner

By:
/s/ Stephen E. Budorick

Name:  Stephen E. Budorick
Title:    President and Chief Executive Officer
By:
/s/ Anthony Mifsud

Name:  Anthony Mifsud
Title:
Executive Vice President and Chief
Financial Officer

Each person whose signature appears below hereby constitutes and appoints Stephen E. Budorick, President and Chief Executive Officer of the Registrant, and Anthony Mifsud, Executive Vice President and Chief Financial Officer of the Registrant, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities with the above Registrant and on the dates indicated.
Signature	Capacity	Date
/s/ Robert L. Denton, Sr. Robert L. Denton, Sr.	Chairman of the Board of Trustees	April 8, 2025
/s/ Stephen E. Budorick Stephen E. Budorick	President and Chief Executive Officer and Trustee (Principal Executive Officer)	April 8, 2025
/s/ Anthony Mifsud Anthony Mifsud	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2025
/s/ Matthew T. Myers Matthew T. Myers	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 8, 2025
/s/ Thomas F. Brady Thomas F. Brady	Trustee	April 8, 2025
/s/ Philip L. Hawkins Philip L. Hawkins	Trustee	April 8, 2025
/s/ Letitia A. Long Letitia A. Long	Trustee	April 8, 2025
/s/ Essye B. Miller Essye B. Miller	Trustee	April 8, 2025
/s/ Raymond L. Owens Raymond L. Owens	Trustee	April 8, 2025
/s/ C. Taylor Pickett C. Taylor Pickett	Trustee	April 8, 2025
/s/ Lisa G. Trimberger Lisa G. Trimberger	Trustee	April 8, 2025